Exhibit 23.02

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated April 7, 2005, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form S-8) of Apollo Resources International, Inc. for the fiscal year ended December 31, 2004.

Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
September 29, 2005